UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	0-16084	23-2451943
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro, Pennsylvania		17405-2887
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	CZNC	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 8.01.   Other Events

On March 8, 2021, Citizens & Northern Corporation (the "Company") issued a press release announcing that the Company's Board of Directors had authorized an amendment to the treasury stock repurchase program approved in 2016 to increase the number of shares which may be purchased under the repurchase program from 600,000 shares to 1,000,000 shares, or 6.25% of the Company's issued and outstanding shares at February 18, 2021.  To date, no shares have been repurchased under the repurchase program originally approved in 2016. Consistent with the previously approved program, the Board of Directors' February 18, 2021 approval provides that:  (1) the treasury stock repurchase program, as amended to increase the repurchase authorization to 1,000,000 shares, shall be effective when publicly announced and shall continue thereafter until suspended or terminated by the Board of Directors, in its sole discretion; and (2) all shares of common stock repurchased pursuant to the program shall be held as treasury shares and be available for use and reissuance for purposes as and when determined by the Board of Directors including, without limitation, pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan and its equity compensation program.

A copy of the Company's press release announcing these actions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release dated March 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens & Northern Corporation

Date: March 8, 2021	By:	/s/ Mark A. Hughes
Mark A. Hughes, Treasurer

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